                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8 - K


                                   Current Report
                       Pursuant To Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


       Date of report  (Date of earliest event reported) :  November 10, 1998


                                CALPROP CORPORATION
               (Exact name of registrant as specified in its charter)


            California                    1-6844                  95-4044835
-------------------------------   ------------------------    ----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

    13160 Mindanao Way, Suite 180, Marina Del Rey, California             90292
-------------------------------------------------------------         ----------
    (Address of principal executive offices)                          (Zip Code)

   (Registrant's telephone number, including area code)     (310) 306-4314
                                                            --------------
                                   Not Applicable
       (Former name, former address and former fiscal year, if changed since last report.)

ITEM 5.   OTHER EVENTS.

     On November 10, 1998, Calprop Corporation issued a press release announcing its results of operations for the quarter and the nine months ended September 30, 1998 and discussing certain other matters. The press release is filed as an exhibit hereto.

ITEM 7.   EXHIBITS.

     The following exhibits are filed with this current report on Form 8 - K:

     Exhibit No.    Description
     -----------    -----------
       99           Press Release dated November 10, 1998 issued by Calprop
                    Corporation



                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        CALPROP CORPORATION



                      By: /s/ MARK F. SPIRO
                          ---------------------------------------
                          Mark F. Spiro
                          Vice President/Secretary/Treasurer
                          (Chief Financial and Accounting Officer)
                          November 10, 1998

RELEASE UPON VERBAL APPROVAL
Tuesday, November 10, 1998

                       CALPROP REPORTS THIRD QUARTER RESULTS

            Company Reports $2.9 million in Profits in the Third Quarter

MARINA DEL REY, CA, NOVEMBER 10, 1998 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and nine month periods ended September 30, 1998, today reported that it has earned a net profit from operations for both the three and nine month periods ended September 30, 1998.

     "For both the three and nine month periods ended September 30, 1998, Calprop recognized a profit from operations. This is our second profitable quarter in succession as the Northern and Southern California markets continue to provide robust housing sales. Though we closed 60 units this quarter, our total units in backlog remain high at 138 units, $29,835,000, up 343.0% from 36 units, $6,735,000 a year ago. This backlog and the commencement of the development of two projects in the last ninety days is the impetus for recognizing the $2,330,000 in benefit for income taxes," said Victor Zaccaglin, Calprop s chairman and chief executive officer.

      "In a return to our apartment development roots, we have entered into escrow to acquire three properties which we plan on developing apartment housing. These properties are located in San Luis Obispo, Milpitas and San Diego, California. Calprop plans on starting construction on these projects in mid-to-late 1999. We look forward to having an income stream generated from apartment holdings," Zaccaglin said.

     For the third quarter, Calprop's revenues were $12.0 million, an increase of $6.9 million or 135.0% from $5.1 million of revenues in the third quarter a year ago. Income from development operations was $1,122,684 for the third quarter, up $1,090,613 or 3400.6% compared to the $32,071 in the same quarter in the prior year. Net income for the third quarter of 1998 was $2,896,652 or $0.27 per share on 10,607,036 weighted average shares and common stock equivalents, compared with a net loss of ($325,344), or ($0.04) per share on 9,222,785 weighted average shares and common stock equivalents, in the same quarter a year ago. The improved results were primarily driven by an increase in construction gross margin and the recognition of $2,330,000 in benefit for income taxes.

     For the year-to-date period, revenues were $22.5 million, up 16.1% from $19.3 million in 1997. Income from development operations was $1,740,173 for the nine months ended September 30, 1998, up $1,674,433 or 2547.1% compared to $65,740 the same period in the prior year. The company reported net income of $2,508,156, or $0.24 per share on 10,310,044 weighted average shares and common stock equivalents, for the nine months ended September 30, 1998, compared with a net loss of $1,335,220, or ($0.11) per share on 9,223,671 weighted average shares and common stock equivalents, in the same period in 1997. The improved results were primarily driven by an increase in contribution margin to 7.75% up from 0.34% during the same period in the prior year and the recognition of $2,330,000 in benefit for income taxes.

     Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as in the Denver corridor in Colorado. The company's common stock is traded on the OTCBB under the symbol CLPO.

                               - tables follow -

                                CALPROP CORPORATION
                                   BALANCE SHEETS
                                    (Unaudited)

                                                    September 30,           December 31,
                                                            1998                    1997
                                                    -------------           ------------
ASSETS:

Real estate development                               37,193,479             26,325,978
Investment in land                                     2,975,982              2,975,982
                                                    -------------           ------------
     Total investment in real estate                  40,169,461             29,301,960

Other assets:
  Cash and cash equivalents                            4,355,342              1,100,028
  Prepaid expenses                                        34,723                 23,149

  Deferred and other assets                            2,969,387                531,665
                                                    -------------           ------------
     Total other assets                                7,359,452              1,654,842
                                                    -------------           ------------
     Total assets                                     47,528,913             30,956,802
                                                    -------------           ------------
                                                    -------------           ------------

                                                    -------------           ------------
LIABILITIES AND STOCKHOLDERS EQUITY:

Trust deeds and notes payable                         18,176,894              6,713,809
Related party notes                                   15,125,955             12,718,829
                                                    -------------           ------------
     Total trust deeds and notes payable              33,302,849             19,432,638
Community facilities district special tax bonds        2,336,544              2,336,544
Accounts payable and accrued liabilities               5,843,354              3,954,885
Warranty reserves                                        274,015                288,278
                                                    -------------           ------------
     Total liabilities                                41,756,762             26,012,345

Minority interest                                        200,746              2,187,847

Stockholders' equity:
  Common stock, no par value
    Authorized -- 20,000,000 shares
    Issued and outstanding -- 10,154,785 and
      9,304,785 shares at September 30, 1998 and
      December 31, 1997, respectively                 10,154,785              9,304,785
  Additional paid-in capital                          25,791,358             25,886,906
  Deferred compensation                                 (106,595)              (106,595)
  Notes receivable from common stock sale               (447,813)                   --
  Accumulated deficit                                (29,820,330)           (32,328,486)
                                                    -------------           ------------
     Total stockholders' equity                        5,571,405              2,756,610
                                                    -------------
     Total liabilities and stockholders' equity       47,528,913             30,956,802
                                                    -------------           ------------
                                                    -------------           ------------

                                       5

                                CALPROP CORPORATION
                              STATEMENTS OF OPERATIONS
                                    (Unaudited)

                                                   Three Months Ended           Nine Months Ended
                                                      September 30,               September 30,
                                                -------------------------    -------------------------
                                                   1998          1997           1998           1997
                                                ----------     ----------    ----------     ----------
Development operations:
  Real estate sales                             12,020,548     5,114,792     22,458,812     19,345,274
  Cost of real estate sales                     10,897,864     5,082,721     20,718,639     19,279,534
                                                ----------     ----------    ----------     ----------
Income from development operations               1,122,684        32,071      1,740,173         65,740

Other income                                        12,181        27,080         59,532         62,412

Other expenses:
  General and administrative expenses              453,301       222,040      1,285,798      1,025,882
  Interest expense                                  23,260       122,677        129,313        250,769
  Investment property holding costs                    --         34,638            --         185,838
                                                ----------     ----------    ----------     ----------
Total other expenses                               476,561       379,355      1,415,111      1,462,489

Minority interests                                  91,652         5,140        206,438            883

Income (loss) before benefit for income taxes      566,652      (325,344)       178,156     (1,335,220)
Benefit for income taxes                        (2,330,000)           --     (2,330,000)            --
                                                ----------     ----------    ----------     ----------
Net income (loss)                                2,896,652      (325,344)     2,508,156     (1,335,220)
                                                ----------     ----------    ----------     ----------

Basic and diluted net income (loss) per share        $0.27        ($0.04)         $0.24         ($0.14)
                                                ----------     ----------    ----------     ----------
                                                ----------     ----------    ----------     ----------
Weighted average number of common
     shares and common stock equivalents
     adjusted for stock dividends               10,607,036     9,222,785     10,310,044      9,223,671

UNITS
      single family                                     60            20            112             53
      townhomes                                          0             4              0             31
                                                ----------     ----------    ----------     ----------
Total                                                   60            24            112             84


                                       6